EXHIBIT 10.7
July 22, 2009
Jerry and Ruthann Helmer
7171 East Michigan Avenue
Saline, MI 48176
Re: Commercial Lease, dated July 12, 2005 (the “Original Lease”) by and between Mercantile Bank of Michigan, a Michigan banking corporation, f/k/a Mercantile Bank of West Michigan (the “Tenant”) and The Conlin Company, a sole proprietorship; and Amendment to Commercial Lease dated August 14, 2007 (the “Amendment”) between the Tenant and Jerry and Ruthann Helmer (the “Landlord”) for premises located at 325 W. Eisenhower Parkway in Ann Arbor, Michigan (the Original Lease and the Amendment are collectively referred to as the “Lease”)
Dear Jerry and Ruthann,
     All capitalized terms in this letter which are not otherwise defined herein shall have the meanings ascribed to them in the Lease. Landlord and Tenant have negotiated an early termination of the Term of the Lease and accordingly agree that the Lease shall be and hereby is amended as follows.
     1. Subject to the Tenant’s performance of its obligations hereunder, the Term of the Lease shall expire on 11:59 PM, local time Ann Arbor, Michigan on August 31, 2009 (the “Early Termination Date”). On the Early Termination Date, the Term of the Lease shall expire. From the date hereof through the Early Termination Date, Tenant shall continue to perform all of its obligations under the Lease, other than the obligation to pay the monthly installment of Rent for the month of August.
     2. In consideration of the early termination of the Term of the Lease, Tenant shall pay Landlord the sum of $171,774.26 on or before July 31, 2009 and Tenant shall pay the 2009 Summer Tax to the local municipality.
     3. Tenant shall deliver possession of the Premises to Landlord in condition required under the Lease (including the removal of the night deposit and the reasonable restoration of the Premises) on or before the Early Termination Date.
     If the foregoing correctly sets forth our mutual understanding, please formally accept the terms enumerated above by signing this letter on the line indicated below and returning a fully executed copy of the letter to me.

Sincerely,

/s/ Robert Worthington Robert Worthington Senior Vice President Mercantile Bank of Michigan
Acknowledged and agreed to:

By:	/s/ Jerry Helmer Jerry Helmer

By:	/s/ Ruthann Helmer Ruthann Helmer

Date:	July 22, 2009